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                                   Exhibit 4.1

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          E.SPIRE COMMUNICATIONS, INC.

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                     Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware
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            Pursuant to the provisions of Sections 242 and 245 of the General
Corporation Law of the State of Delaware (the "DGCL"), the undersigned hereby certifies as follows:

            FIRST: That the name of the Corporation is e.spire Communications, Inc.; that this Corporation was originally incorporated on August 5, 1994 under the name of "ACSI Acquisition Corp." pursuant to the DGCL; that the Corporation changed its name to "American Communications Services, Inc." pursuant to the Certificate of Amendment of Certificate of Incorporation of ACSI Acquisition Corp. filed on September 29, 1994; and that the Corporation changed its name to "e.spire Communications, Inc." pursuant to the Certificate of Ownership and Merger filed on April 13, 1998.

            SECOND: That the Board of Directors (the "Board") of the Corporation by unanimous written consent of its members, dated March 19, 1998, adopted resolutions proposing to amend the Certificate of Incorporation of the Corporation in the manner reflected herein (the "Amendments"), declaring said Amendments to be advisable and in the best interests of this Corporation and its stockholders, and pursuant to DGCL Section 242 directing that the Amendments be considered at the annual meeting of stockholders held on May 13, 1998 (the "Annual Meeting").

            THIRD: That in accordance with the provisions of Sections 242 and 245 of the DGCL, on May 13, 1998, said Amendments were duly adopted by a vote of the holders of at least a majority of the shares of Common Stock of the Corporation outstanding on March 23, 1998, the record date for stockholders entitled to vote at the Annual Meeting determined by the Board of Directors.

            FOURTH: That pursuant to the foregoing, this Third Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation by incorporating said Amendments.

            FIFTH: The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended to read as herein set forth in full:

                                Article I - Name

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      1. The name of the Corporation is e.spire Communications, Inc.

                          Article II - Registered Agent

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                              Article III - Purpose

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                           Article IV - Capitalization

      4. The total number of shares of capital stock which the Corporation shall have authority to issue is 128,000,000.

      4.1 Of the authorized shares, 125,000,000 shares shall be common stock (the "Common Stock") with a par value of $.01 per share.

      4.2 Of the authorized shares, 3,000,000 shall be shares of preferred stock (the "Preferred Stock" or "Preferred Shares") with a par value of $1.00 per share. The designations of the Preferred Stock and the powers, preferences, qualifications, limitations or restrictions, and relative rights thereof shall be as follows:

            a. The Board is expressly authorized at any time and from time to time to provide for the issuance of the Preferred Stock in one or more series, with such voting powers and with such designations, preferences and relative, participating, option or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue thereof adopted by the Board and as are not expressed in this Certificate of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

                  (1) the designation of such series;

                  (2) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

                  (3) whether the shares of such series may be redeemed by the Corporation, and if so, the times, prices and other terms and conditions of such redemption;

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                  (4) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                  (5) whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if the provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and condition of such conversion or exchange.

                  (6) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Shares ranking on a parity with or prior to such shares as to dividends or upon dissolution; and

                  (7) the rights of holders of the shares of such series upon the liquidation or the distribution of assets of the Corporation, which rights may be different in the case of a voluntary liquidation than in the case of an involuntary liquidation.

            b. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board creating any series of Preferred Shares, the holders of any such series shall have not voting power whatsoever.

            c. Pursuant to the authority conferred upon the Board by this Certificate of Incorporation, as amended, and pursuant to the provisions of
Section 151 of the General Corporation Law of the State of Delaware, the Board, by unanimous written consent dated July 2, 1997, duly approved and adopted a resolution providing for the creation, authorization and issuance of 14.75% Redeemable Preferred Stock due 2008, par value $1.00 per share, with a stated value of $1,000 per share, pursuant to the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 14.75% Redeemable Preferred Stock Due 2008 and Qualifications, Limitations and Restrictions Thereof, dated July 8, 1997 (the "14.75% Certificate of Designation"), attached hereto as Exhibit A and incorporated herein by reference and made a part hereof.

            d. Pursuant to the authority conferred upon the Board by this Certificate of Incorporation, as amended, and pursuant to the provisions of
Section 151 of the General Corporation Law of the State of Delaware, the Board, by unanimous written consent dated July 9, 1997, duly approved and adopted a resolution providing for certain amendments to the 14.75% Certificate of Designation, as set forth in Exhibit B attached hereto and incorporated herein by reference and made a part hereof.

            e. Pursuant to the authority conferred upon the Board by this Certificate of Incorporation, as amended, and pursuant to the provisions of
Section 151 of the General Corporation Law of the State of Delaware, the Board, by unanimous written consent dated October 15, 1997, duly approved and adopted a resolution providing for the designation, creation, authorization and issuance of

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12.75% Series A Junior Redeemable Preferred Stock due 2009 and 12.75% Series B
Junior Redeemable Preferred Stock due 2009, par value $1.00 per share, with a stated value of $1,000 per share, pursuant to the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof, dated October 15, 1997, attached hereto as Exhibit C and incorporated herein by reference and made a part hereof.

      4.3 Each share of common stock shall be entitled to one vote, either in person or by proxy, at all stockholder meetings.

      4.4 Cumulative voting with respect to the shares of Common Stock of the Corporation shall not be allowed in the election of directors.

      4.5 All outstanding shares of common stock shall share equally in dividends and upon liquidation subject to the rights of any Preferred Shares. Dividends are payable at the discretion of the Board at such times and in such amounts as it deems advisable, subject to the rights of any Preferred Shares and the provisions of the DGCL.

                              Article V - Duration

      5. The Corporation is to have perpetual existence.

                      Article VI - Limitation of Liability

      6. Limits on Director Liability. Directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided that nothing contained in this Article VI shall eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve misconduct or knowing violations of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this Article VI the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

      6.1 Indemnification. The Corporation shall indemnify, in accordance with the By-laws, to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in

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respect thereof; provided, however, that the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board or (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section 6.1 shall be deemed to be a contract between the Corporation and each person referred to herein.

            If a claim under Section 6.1 of this Article VI is not paid in full by the Corporation within 30 days of the Corporation's receipt of a written request from a director or officer, such director or officer may thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws has been tendered to the Corporation) that the Claimant has not met the standards of conduct which make it permissible under the DGCL and Section 6.1 of this Article VI for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            Indemnification shall include payment to directors and officers by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this
Article VI, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

            The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, contract, vote of stockholders or disinterested directors, or otherwise.

      6.2 Additional Indemnification. The Corporation may, by action of its Board, provide additional indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board shall determine to be appropriate and authorized by Delaware Law.

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      6.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI, the DGCL, or otherwise.

      6.4 Effect of Amendments. Neither the amendment, change, alteration nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this Article VI or the rights or any protections afforded under this Article VI in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

      6.5 Certain Definitions. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation."

                             Article VII - Amendment

      7. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power. Except as otherwise provided in the Certificate of Incorporation, the By-laws may be amended, repealed or adopted by the Board of Directors or by vote of the stockholders at the time entitled to vote in the election of any directors.

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      IN WITNESS WHEREOF, e.spire Communications, Inc. has caused this Third
Amended and Restated Certificate of Incorporation to be duly executed by Riley
M. Murphy, its Executive Vice President and Secretary, this 12th day of June, 1998.

                                   E.SPIRE COMMUNICATIONS, INC.


                                   BY: /s/ Riley M. Murphy
                                       -----------------------------------------
                                       Riley M. Murphy, Executive Vice President
                                       and Secretary
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                                    EXHIBIT A

      American Communications Services, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous written consent dated July 2, 1997, duly approved and adopted the following resolution (the "Resolution"):

      RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 14.75% Redeemable Preferred Stock due 2008, par value $1.00 per share, with a stated value of $1,000.00 per share, consisting initially of 400,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

      (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the "14.75% Redeemable Preferred Stock due 2008." The number of shares constituting such class shall be 400,000, and are referred to as the "Redeemable Preferred Stock." The liquidation preference of the Redeemable Preferred Stock shall be $1,000.00 per share (the "Liquidation Preference").

      (b) Rank. The Redeemable Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (as provided in paragraphs (c)(v), (c)(vi) and (d) below), rank (i) senior to all classes of common stock of the Corporation and to each other class of capital stock or series of Preferred Stock of the Corporation established hereafter by the Board of Directors the terms of which expressly provide that it ranks junior to the Redeemable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of common stock of the Corporation, as "Junior Stock"); (ii) subject to certain conditions, and except as otherwise provided herein, on a parity with each other class of Preferred Stock of the Corporation established hereafter by the Board of Directors the terms of which expressly provide that such class or series will rank on a parity with the Redeemable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity

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Stock"); and (iii) subject to certain conditions, junior to each class of
Preferred Stock of the Corporation established after the date hereof by the Board of Directors the terms of which expressly provide that such class will rank senior to the Redeemable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Stock").

      (c) Dividends.

            (i) Beginning on the Issue Date, the Holders of the outstanding shares of Redeemable Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of full cumulative dividends on each share of Redeemable Preferred Stock, at a rate per annum equal to 14.75% (subject to adjustment as provided in paragraph (c)(ii)) of the Liquidation Preference of the Redeemable Preferred Stock, payable quarterly (each such quarterly period being herein called a "Dividend Period"). In the event that, after June 30, 2002, dividends on the Redeemable Preferred Stock are in arrears and unpaid for four or more Dividend Periods following such date (whether or not consecutive), Holders of Redeemable Preferred Stock shall be entitled to certain voting rights as provided in paragraph (f)(iv) below. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on September 30, 1997, to Holders of record on the March 15, June 15, September 15 and December 15 immediately preceding the relevant Dividend Payment Date. Notwithstanding anything herein to the contrary, any dividends that are in arrears on the Redeemable Preferred Stock shall accrue and cumulate dividends thereon from the Dividend Payment Date on which such dividend was payable.

      Dividends may be paid, at the Corporation's option, on any Dividend Payment Date either in cash or by the issuance of additional shares of Redeemable Preferred Stock (and, at the Corporation's option, payment of cash in lieu of fractional shares) having an aggregate Liquidation Preference (including any fractional shares) equal to the amount of such dividends; provided, however, that after June 30, 2002, to the extent and for so long as the Corporation is not precluded from paying cash dividends on the Redeemable Preferred Stock by the terms of any then outstanding indebtedness or any other agreement or instrument to which the Corporation is subject, the Corporation shall pay dividends in cash.

            (ii) Within 30 days of the occurrence of a Change of Control, Holders of two-thirds of the Redeemable Preferred Stock will designate an Independent Financial Advisor to determine, within 20 days of such designation, in the opinion

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      of such firm, the appropriate dividend rate that the Redeemable Preferred
      Stock should bear so that, after such reset, the Redeemable Preferred Stock would have a market value of 101% of the Liquidation Preference. If, for any reason and within 5 days of the designation of an Independent Financial Advisor by the Holders, such Independent Financial Advisor is unacceptable to the Corporation, the Corporation shall designate a second Independent Financial Advisor to determine, within 15 days of such designation, in its opinion, such an appropriate reset dividend rate for the Redeemable Preferred Stock. In the event that the two Independent Financial Advisors cannot agree, within 25 days of the designation of an Independent Financial Advisor by the Holders of two-thirds of the Redeemable Preferred Stock, on the appropriate reset dividend rate, the two Independent Financial Advisors shall, within 10 days of such 25th day, designate a third Independent Financial Advisor, which, within 15 days of designation, will determine, in its opinion, such an appropriate reset rate which is between the two rates selected by the first two Independent Financial Advisors; provided, however, that the reset rate shall in no event be less than 14.75% per annum or greater than 17.25% per annum. The reasonable fees and expenses, including reasonable fees and expenses of legal counsel, if any, and customary indemnification, of each of the three above-referenced Independent Financial Advisors shall be borne by the Corporation. Upon the determination of the reset rate, the Redeemable Preferred Stock shall accrue and cumulate dividends at the reset rate as of the date of occurrence of the Change of Control.

            (iii) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Redeemable Preferred Stock at any time.

            (iv) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors.

            (v) No full dividends may be declared by the Board of Directors or paid or funds set apart for the payment of dividends by the Corporation on any Parity Stock (except dividends on Parity Stock payable solely in additional shares of Parity Stock) for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient

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      for such payment is set apart for such payment on the Redeemable Preferred
      Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Stock. If full dividends are not so paid, all dividends declared upon shares of the Redeemable
      Preferred Stock and any other Parity Stock (except dividends on Parity Stock payable solely in additional shares of Parity Stock) shall be declared pro rata so that the amount of dividends declared per share on the Redeemable Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the Redeemable Preferred Stock and such Parity Stock bear to each other.

            (vi)(A) Holders of shares of the Redeemable Preferred Stock shall be entitled to receive the dividends provided for in paragraph (c)(i) hereof in preference to and in priority over any dividends upon any of the Junior Stock (except dividends on Junior Stock payable solely in additional shares of Junior Stock).

                  (B) So long as any share of the Redeemable Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Stock (except dividends on Junior Stock payable in Junior Stock) or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock, whether in cash, obligations or shares of the Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Stock or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith on the Redeemable Preferred Stock have been paid (or are deemed paid) in full, other than certain repurchase obligations with respect to such warrants, rights, calls or options in existence on the Issue Date.

                  (C) So long as any share of the Redeemable Preferred Stock is outstanding, the Corporation shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Stock and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Parity Stock or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith on the Redeemable Preferred Stock have been paid (or are deemed paid) in full.

            (vii) Dividends payable on the Redeemable Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Additional Dividends (as defined below) will be determined consistent with the preceding sentence and by multiplying the applicable Additional Dividends by a fraction, the numerator of which is the number of days such rate was applicable during any Dividend Period and the denominator of which is 360.

            (viii)(A) If (1) the Corporation fails to file a Shelf Registration Statement (in the circumstances described below) on or prior to 150 days after the Issue Date, (2) the Shelf Registration Statement is not declared effective within 225 days after the Issue Date or (3) the Shelf Registration Statement is filed and declared effective within 225 days after the Issue Date but shall thereafter cease to be effective (at any time that the Corporation is obligated to maintain the effectiveness thereof) without being succeeded within 90 days by an additional Shelf Registration Statement, filed and declared effective, then, in recognition that the limited liquidity of the Redeemable Preferred Stock has deleteriously affected its value, additional dividends (the "Additional Dividends") shall accrue and cumulate on the Redeemable Preferred Stock as set forth in paragraphs (B), (C) and (D) below, respectively.

                        (B) If the Shelf Registration Statement is not filed
            within 150 days following the Issue Date, Additional Dividends shall accrue and cumulate on the Redeemable Preferred Stock over and above the stated dividend rate at a rate of 0.50% per annum.

                        (C) If the Shelf Registration Statement is not declared
            effective within 225 days following the Issue Date, Additional Dividends shall accrue and cumulate on the Redeemable Preferred Stock over and above the stated dividend rate at a rate of 0.50% per annum.

                        (D) If the Shelf Registration Statement has been
            declared effective and ceases to be effective at any time prior to the third anniversary of the Issue Date, unless all of the Redeemable Preferred Stock registered thereunder has been sold thereunder or an additional Shelf Registration Statement has been filed and declared effective within 90 days of the date on which the Shelf Registration Statement ceases to be effective, then Additional Dividends shall accrue and cumulate on the Redeemable Preferred Stock over and above the stated dividend rate at a rate of 0.50% per annum commencing on the 90th day following the day such Shelf Registration Statement ceases to be effective.

                        (E) Notwithstanding paragraphs (A)-(D) of this paragraph
            (c), the Additional Dividends payable hereunder shall not exceed in the aggregate 0.50% per annum. In addition (1) upon the filing of the Shelf Registration Statement (in the case of paragraph (B) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of paragraph (C) above) or (3) upon the effectiveness of the Shelf Registration Statement that had ceased to remain effective (in the case of paragraph (D) above), the dividend rate on the Redeemable Preferred Stock shall revert to the dividend rate set forth in paragraph (c)(i) or (c)(ii) hereof, as applicable, and Additional Dividends on the Redeemable Preferred Stock shall cease to accrue and cumulate or be payable.

            (d) Liquidation Preference.

                  (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the Holders of shares of Redeemable Preferred Stock then outstanding will be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the Liquidation Preference for each share of Redeemable Preferred Stock outstanding, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up and including an amount equal to the redemption premium that would have been payable had the Redeemable Preferred Stock been the subject of an optional redemption on such date, but exclusive of any amount declared as a dividend pursuant to paragraph (d)(ii) hereof), before any payment shall be made or any assets distributed to the holders of any of the Junior Stock, including, without limitation, common stock of the Corporation. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation are not sufficient to pay in full the liquidation preference payments payable to the holders of outstanding shares of the Redeemable Preferred Stock and all other Parity Stock, then the holders of all such shares shall share equally and ratably in any such distribution of assets in proportion to the full liquidation preference to which each is entitled until such liquidation preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends. The holders of outstanding shares of Redeemable Preferred Stock and all other Parity Stock shall not be entitled to any further participation in any distribution of assets of the Corporation after payment of the full amount of the liquidation preference, including accumulated and unpaid dividends and redemption premium to which such holders are entitled.

                  (ii) Immediately prior to making any distribution with respect to the Redeemable Preferred Stock in connection with any liquidation, dissolution or winding-up of the Corporation, the Corporation, by resolution by its Board of Directors, shall, to the extent of any funds legally available therefor, declare a dividend on the Redeemable Preferred Stock payable prior to the date of any such distribution in an amount equal to any accrued and unpaid dividends on the Redeemable Preferred Stock as of such date.

                  (iii) For the purposes of this paragraph (d), neither the
            sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

            (e) Redemption.

                  (i) Optional Redemption. (A) The Corporation may, at the
            option of the Board of Directors, redeem at any time on or after January 1, 2003, subject to the legal availability of funds therefor, in whole or in part, in the manner provided for in paragraph (e)(iii) hereof, any or all of the shares of the Redeemable Preferred Stock, at the redemption prices (expressed in percentages of an amount equal to the sum of (i) the Liquidation Preference and (ii) without duplication, the liquidation preference of any accrued and unpaid dividends payable in Redeemable Preferred Stock to the Dividend Payment Date immediately prior to the Redemption Date) set forth below, plus, without duplication, an amount in cash equal to all accrued and unpaid cash dividends to the Dividend Payment Date immediately prior to the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date, but exclusive of any amount declared as a dividend pursuant to paragraph (e)(iv) hereof (the "Optional Redemption Price")), if redeemed during the 12-month period beginning January 1 of each of the years set forth below:

                                                  2003                  107.375%
                                                  2004                  104.917%
                                                  2005                  102.458%
                                                  2006 and thereafter   100.000%

                        (B) Notwithstanding the foregoing paragraph (e)(i)(A),
            the Corporation will have the option, on or prior to June 30, 2000, to redeem up to 30% of the outstanding Redeemable Preferred Stock at a price (the "Equity Redemption Price") of 114.750% (expressed as a percentage of an amount equal to the sum of (i) of the Liquidation Preference and (ii) without duplication, the liquidation preference of any accrued and unpaid dividends payable in Redeemable Preferred Stock to the Dividend Payment Date immediately prior to the Redemption Date), plus, without duplication, accrued and unpaid cash dividends to the Dividend Payment Date immediately prior to the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date, but exclusive of any amount declared as a dividend pursuant to paragraph (e)(iv) hereof) with the proceeds of (i) one or more Public Equity Offerings generating cash proceeds to the Corporation of at least $25 million or (ii) the sale of Qualified Capital Stock generating cash proceeds to the Corporation of at least $25 million to a corporation which has, or whose Parent has, a Total Equity Market Capitalization at the time of such sale of at least $1 billion on a consolidated basis; provided that Redeemable Preferred Stock equal to at least 70% of the Redeemable Preferred Stock initially issued remains outstanding after any such redemption.

                  (ii) Mandatory Redemption. On June 30, 2008, the Corporation
            shall redeem (subject to the legal availability of funds therefor) in the manner provided for in paragraph (e)(iii) hereof, all of the shares of the Redeemable Preferred Stock then outstanding at a redemption price equal to 100% of the Liquidation Preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share to the Redemption Date (including the dividend payable on the Redemption Date, but exclusive of any amount declared as a dividend pursuant to paragraph
            (e)(iv) hereof) (the "Mandatory Redemption Price").

                  (iii) Procedures for Redemption. (A) At least 30 days and not more than 60 days prior to any Redemption Date, the Corporation shall send written notice (the "Redemption Notice") by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Redeemable Preferred Stock at such Holder's address as it appears on the stock books of the Corporation, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Redeemable Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was finally judicially determined by a court of competent jurisdiction to be defective. The Redemption Notice shall state:

                        (1) whether the redemption is pursuant to paragraph
                  (e)(i)(A), (e)(i)(B), or (e)(ii);

                        (2) the Optional Redemption Price, the Equity Redemption
                  Price or the Mandatory Redemption Price;

                        (3) whether all or (solely with respect to paragraph
                  (e)(1)(A) or (e)(1)(B)) less than all the outstanding shares of the Redeemable Preferred Stock are to be redeemed and the total number of shares of the Redeemable Preferred Stock being redeemed;

                        (4) the Redemption Date;

                        (5) that the Holder is to surrender to the Corporation,
                  at the offices of the Transfer Agent and in the manner and at the price designated, his certificate or certificates representing the shares of Redeemable Preferred Stock to be redeemed; and

                        (6) that dividends on the shares of the Redeemable
                  Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the Optional Redemption Price, the Equity Redemption Price or the Mandatory Redemption Price, as the case may be.

                        (A) Each Holder of Redeemable Preferred Stock called for
            redemption shall surrender the certificate or certificates representing such shares of Redeemable Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), at the office of the Transfer Agent and in the manner designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price, Mandatory Redemption Price or Equity Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                        (B) On and after the Redemption Date, unless the
            Corporation defaults in the payment in full of the applicable redemption price, dividends on the Redeemable Preferred Stock called for redemption shall cease to accumulate, and all rights of the Holders of such shares shall terminate with respect thereto on the date fixed for redemption, other than the right to receive the Optional Redemption Price, the Equity Redemption Price or the Mandatory Redemption Price, as the case may be, without interest; provided, however, that if a Redemption Notice shall have been given as provided in paragraph (iii)(A) above and the funds necessary for redemption (including an amount in respect of all dividends that will accumulate to the Redemption Date) shall have been delivered to the Transfer Agent, in trust for the equal and ratable benefit of the Holders of the shares to be redeemed, then dividends shall cease to accrue and cumulate on the Redemption Date of such shares of Redeemable Preferred Stock to be redeemed and, at the close of business on the day on which such funds are delivered to the Transfer Agent, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the Optional Redemption Price, the Equity Redemption Price or the Mandatory Redemption Price, as the case may be, for such shares without interest.

                        (C) In the event of a redemption pursuant to paragraph
            (e)(i)(A) or (e)(i)(B) hereof of only a portion of the then outstanding shares of the Redeemable Preferred Stock, the Corporation shall effect such redemption on a pro rata basis according to the number of shares held by each Holder of the Redeemable Preferred Stock, except that the Corporation may redeem such shares held by Holders of fewer than 10 shares (or shares held by Holders who would hold less than 10 shares as a result of such redemption), as may be determined by the Corporation.

                  (iv) Immediately prior to making any such redemption with
            respect to the Redeemable Preferred

            Stock, the Corporation, by resolution by its Board of Directors, shall, to the extent of any funds legally available therefor, declare a dividend on the Redeemable Preferred Stock payable on the Redemption Date in an amount equal to any accrued and unpaid dividends on the Redeemable Preferred Stock as of such date. If the Corporation does not have sufficient funds legally available therefor to declare and pay all dividends accrued at the time of such redemption, then an amount equal to any remaining accrued and unpaid dividends shall, without duplication, be added to the Redemption Price of each share of Redeemable Preferred Stock being redeemed.

            (f) Voting Rights.

                  (i) The Holders of Redeemable Preferred Stock, except as
            otherwise required under Delaware law or as set forth in paragraphs
            (ii), (iii) and (iv) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

                  (ii) (A) So long as any shares of the Redeemable Preferred
            Stock are outstanding, the Corporation shall not authorize any class of Senior Stock without the affirmative vote or consent of Holders of at least two-thirds of the outstanding shares of Redeemable Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                        (B) So long as any shares of the Redeemable Preferred
            Stock are outstanding, the Corporation shall not authorize any class of Parity Stock (other than (i) any additional shares of Redeemable Preferred Stock issued and sold by the Company within 365 days of the Issue Date, (ii) any shares of Redeemable Preferred Stock issued as dividends (including as Additional Dividends), (iii) any preferred stock issued in exchange for the Redeemable Preferred Stock or (iv) any Post-Closing Parity Stock) without the affirmative vote or consent of Holders of at least two-thirds of the then outstanding shares of Redeemable Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                        (C) So long as any shares of the Redeemable Preferred
            Stock are outstanding, the Corporation shall not amend this Certificate of Designation so as to affect the specified rights, preferences, privileges or voting rights of the Redeemable Preferred Stock without the affirmative vote or consent of Holders of at least two-thirds of the issued and outstanding shares of Redeemable Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                        (D) The Redeemable Preferred Stock and the Post-Closing
            Parity Stock shall vote on all matters as a single class.

                        (E) Except as set forth in paragraphs (f)(ii)(A),
            (f)(ii)(B) and (f)(ii)(C) above, (x) the creation, authorization or issuance of any shares of any Junior Stock or (y) the increase or decrease in the amount of authorized Capital Stock of the Corporation of any class, including any Preferred Stock of the Corporation, shall not require the consent of the Holders of the Redeemable Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Redeemable Preferred Stock.

                  (iii) (A) If (1) after June 30, 2002, dividends on the
            Redeemable Preferred Stock are in arrears and unpaid for four or more Dividend Periods following such date (whether or not consecutive) (a "Dividend Default"); (2) the Corporation fails to redeem all of the then outstanding shares of Redeemable Preferred Stock on June 30, 2008; or (3) the Corporation fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Corporation or any Subsidiary of the Corporation, or the final stated maturity of any such Indebtedness is accelerated, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or that has been accelerated, aggregates $10 million or more at the time of such default, in each case, after a 30-day period during which such default shall not have been cured or such acceleration rescinded, then in the case of any of clauses
            (1)-(3) the number of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the Holders of two-thirds of the then outstanding shares of Redeemable Preferred Stock, voting as a single class, to elect the lesser of two directors and 25% of the number of members constituting the Board of Directors. Each such event described in clauses (1), (2) and (3) is a "Voting Rights Triggering Event." Holders of two-thirds of the issued and outstanding shares of Redeemable Preferred Stock, voting as a single class, shall have the exclusive right to elect, by two-thirds vote, the lesser of two directors and 25% of the number of members constituting the Board of Directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of the Redeemable Preferred Stock expire (other than as described in (f)(iii)(B) below).

                        (B) The right of the Holders of Redeemable Preferred
            Stock voting as a single class to elect members of the Board of Directors as set forth in subparagraph (f)(iii)(A) above shall continue until such time as (x) in the event such right arises due to a Dividend Default, all accumulated dividends that are in arrears on the Redeemable Preferred Stock are paid in full; and (y) in all other cases, the failure, breach or default giving rise to such Voting Rights Triggering Event is remedied or waived by the Holders of at least two-thirds of the shares of Redeemable Preferred Stock then outstanding and entitled to vote thereon, at which time (1) the special right of the Holders of Redeemable Preferred Stock so to vote as a class for the election of directors and (2) the term of office of the directors elected by the Holders of the Redeemable Preferred Stock shall each terminate. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of Redeemable Preferred Stock pursuant to paragraph (f)(iii) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of Redeemable Preferred Stock, a proper officer of the Corporation may, and upon the written request of the Holders of record of at least 25% of the shares of Redeemable Preferred Stock then outstanding addressed to the secretary of the Corporation at its principal executive offices shall, call a special meeting of the Holders of Redeemable Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within 20 days after personal service of said written request upon the secretary of the Corporation at its principal executive offices, or within 20 days after mailing the same within the United States by certified mail, return receipt requested, addressed to the secretary of the Corporation at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Redeemable Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Corporation and shall be held at the place designated in such notice. Any Holder of Redeemable Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

                        (C) At any meeting held for the purpose of electing
            directors at which the Holders of Redeemable Preferred Stock shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least two-thirds of the outstanding shares of Redeemable Preferred Stock shall be required to constitute a quorum of such Redeemable Preferred Stock.

                        (D) Any vacancy occurring in the office of a director
            elected by the Holders of Redeemable Preferred Stock may be filled by the remaining director elected by the Holders of Redeemable Preferred Stock unless and until such vacancy shall be filled by the Holders of Redeemable Preferred Stock. Holders of two-thirds of the Redeemable Preferred Stock, voting separately as a class, may remove, with or without cause, any director elected by the Holders of Redeemable Preferred Stock or appointed to fill a vacancy pursuant to the next preceding sentence. Any director to be elected by the Holders of Redeemable Preferred Stock shall agree, prior to his election to office, to resign upon any termination of the right of the Holders of Redeemable Preferred Stock to vote as a class for a director as herein provided, and upon any such termination any director then in office elected by the Holders of Redeemable Preferred Stock shall forthwith resign.

                  (iv) In any case in which the Holders of Redeemable Preferred
            Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Redeemable Preferred Stock entitled to vote with respect to each such matter shall be entitled to one vote for each share of Redeemable Preferred Stock held.

            (g) Conversion or Exchange. The Holders of shares of Redeemable Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

                  (h) Reissuance of Redeemable Preferred Stock. Shares of Redeemable Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock of the Corporation, provided that any issuance or reissuance of such shares as Redeemable Preferred Stock must be in compliance with the terms hereof.

                  (i) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

                  (j) Reports. So long as any shares of Redeemable Preferred Stock are outstanding, the Corporation will provide to the holders of Redeemable Preferred Stock and file with the Commission copies of the annual reports and of the information, documents and other reports that the Corporation would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act regardless of whether the Corporation is then obligated to file such reports. For so long as any of the shares of the Redeemable Preferred Stock are outstanding, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each Holder and to each prospective purchaser (as designated by such Holder) of Redeemable Preferred Stock, any information required to be provided by Rule 144A(d)(4) under the Act.

                  (k) Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

            "Additional Dividends" shall have the meaning ascribed to it in paragraph (c) hereof.

            "Board of Directors" shall have the meaning ascribed to it in the first paragraph of this Resolution.

            "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

            "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

            "Change of Control" shall be deemed to occur if (i) the sale, conveyance, transfer or lease of all or substantially all the assets of the Corporation to any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act) (other than any Permitted Holder (as defined below) or any subsidiary of the Corporation) shall have occurred;
      (ii) any "person" or "group" as aforesaid other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of all classes of the voting stock of the Corporation and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; provided, however, that no Change of Control shall occur if the "person" or "group" in the case of clause (i) above is a Strategic Investor or the "beneficial owner" of voting power in excess of 50% of the voting power of the Corporation in the case of clause (ii) above is a Strategic Investor and such Strategic Investor beneficially owns in excess of 50% of the voting power of the Corporation.

            "Commission" means the Securities and Exchange Commission.

            "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the mandatory redemption date of the Redeemable Preferred Stock.

            "Dividend Payment Date" means March 31, June 30, September 30 and December 31 of each year.

            "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

            "Dividend Record Date" means March 15, June 15, September 15 and December 15 of each year.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Holder" means a holder of shares of Redeemable Preferred Stock as reflected in the stock books of the Corporation.

            "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price or property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any capital lease obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's restricted subsidiaries, at the time of determination, (vii) the notional amount of any interest hedging obligations or exchange rate obligations of such person, (viii) any indebtedness attributable to any sale and leaseback transaction to which such person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined hereunder; provided that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock.

            "Independent Financial Advisor" means a United States investment banking firm of national standing in the United States which does not, and whose directors, officers and employees or affiliates do not, have a direct or indirect financial interest in the Corporation.

            "Initial Dividend Period" means the dividend period commencing on the Issue Date and ending on September 30, 1997.

            "Issue Date" means the date of original issuance of the Redeemable Preferred Stock.

            "Junior Stock" shall have the meaning ascribed to it in paragraph
      (b) hereof.

            "Mandatory Redemption Price" shall have the meaning ascribed to it in paragraph (e) hereof.

            "Optional Redemption Price" shall have the meaning ascribed to it in paragraph (e)(i) hereof.

            "Parent" means, with respect to any entity, an entity which, directly or indirectly, owns, at the time, a majority of the voting interest of such first-referenced entity.

            "Parity Stock" shall have the meaning ascribed to it in paragraph
      (b) hereof.

            "Permitted Holders" means The Huff Alternative Income Fund, L.P., ING Equity Partners, L.P.I., Apex Investment Fund I, L.P., Apex Investment Fund II, L.P., The Productivity Fund II, L.P. and Anthony J. Pompliano and their respective affiliates (other than the Corporation and its subsidiaries) of each of the foregoing.

            "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or subdivision thereof.

            "Post-Closing Parity Stock" means a class or classes of Parity Stock issued and sold by the Corporation within 365 days of the Issue Date and containing terms as to liquidation preference, redemption and voting not materially different from those of the Redeemable Preferred Stock.

            "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Capital Stock) of the Corporation.

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

            "Quarterly Dividend Period" shall mean the quarterly period commencing on each January 1, April 1, July 1 and October 1 and ending on the next succeeding Dividend Payment Date, respectively.

            "Redeemable Preferred Stock" shall have the meaning ascribed to it in paragraph (a) hereof.

            "Redemption Date", with respect to any shares of Redeemable Preferred Stock, means the date on which such shares of Redeemable Preferred Stock are redeemed by the Corporation.

            "Redemption Notice" shall have the meaning ascribed to it in paragraph (e) hereof.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Corporation, BT Securities Corporation, Alex. Brown & Sons Incorporated and the other parties thereto.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Senior Stock" shall have the meaning ascribed to it in paragraph
      (b) hereof.

            "Shelf Registration Statement" means a registration statement filed by the Corporation with the Commission for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act covering all of the Redeemable Preferred Stock.

            "Strategic Investor" means a publicly traded company (i) whose principal business is operating a public utility company and/or a cable and/or telephone and/or telecommunications system in the United States or which, after the consummation of the relevant transaction, is or will be delivering its own services over the networks or systems of the Corporation and any business reasonably related to the foregoing or creating, developing or marketing communications related network equipment, software or other devices for use in transmitting voice, video or data, (ii) which has a Total Equity Market Capitalization in excess of $1 billion and (iii) whose senior unsecured debt securities are rated (or carry an implied rating) by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof) or Standard & Poor's Corporation (or any successor to the rating agency business thereof) as Baa- or BBB-, respectively, or better, on a pro forma basis assuming the consummation of any transaction with the Corporation, provided if such securities are rated by both such rating agencies, the lowest rating of the two shall govern for purposes of this definition.

            "Total Equity Market Capitalization" of any Person means, as of any day of determination, the sum of (1) the product of (A) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into or exercisable for, shares of common stock of such Person) multiplied by (B) the average closing price of such common stock over the 20 consecutive trading days immediately preceding such day, plus
      (2) the liquidation value of any outstanding shares of preferred stock of such Person on such day.

            "Transfer Agent" shall mean The Bank of New York.

            "Voting Rights Triggering Event" shall have the meaning ascribed to it in paragraph (f)(iv) hereof.

                                    EXHIBIT B

            American Communications Services, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

      DOES HEREBY CERTIFY:

            1. That the Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on July 3, 1997 and a Certificate of the Designations, Preferences and Rights of the Corporation's 14.75% Redeemable Preferred Stock due 2008 was filed in said office of the Secretary of State on July 8, 1997.

            2. That no shares of the class of preferred stock designated in the above-referenced Certificate of Designation have been issued by the Corporation.

            3. That pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, by unanimous written consent dated July 9, 1997, duly approved and adopted the following resolution (the "Resolution"):

      RESOLVED, that the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of the Redeemable Preferred Stock Due 2008 of the Corporation and Qualifications, Limitations and Restrictions thereof (the "Certificate"), and the resolution of the Board of Directors of the Corporation contained therein as filed with the Secretary of State of the State of Delaware on July 8, 1997, shall be amended as follows:

            (a) paragraph (c) (viii) (D) shall be amended by deleting the word "second" in the third line thereof and replacing it with the word "third";

            (b) the definition of "Post-Closing Parity Stock" in paragraph (k) shall be amended by deleting the number "365" in the third line thereof and replacing it with the number "120"; and

            (c) the definition of "Permitted Holders" in paragraph (k) shall be amended by deleting the word "their" in the fourth line thereof and replacing it with the word "the",

      and that the proper officers of the Corporation be, and each of them hereby is, authorized and empowered, to execute and file said amendment to the Certificate with the Secretary of State of the State of Delaware.

                                    EXHIBIT C

            American Communications Services, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Corporation by the Corporation's Second Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, acting by unanimous written consent dated October 15, 1997, duly approved and adopted the following resolution (hereafter, this "Certificate of Designation"):

            RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue by the Corporation, out of the authorized but unissued shares of Preferred Stock, par value $1.00 per share, of 12.75% Series A Junior Redeemable Preferred Stock due 2009 (the "Series A 12.75% Preferred Stock") and 12.75% Series B Junior Redeemable Preferred Stock due 2009 (the "Series B 12.75% Preferred Stock" and, together with the Series A 12.75% Preferred Stock, the "12.75% Preferred Stock"), with a stated value (the "Liquidation Preference") of $1,000 per share, consisting in the aggregate of 900,000 shares of 12.75% Preferred Stock, of which 200,000 shares shall be Series A 12.75% Preferred Stock and 700,000 shares shall be Series B 12.75% Preferred Stock; provided that, so long as any shares of the Series A 12.75% Preferred Stock remain outstanding, no shares of Series B 12.75% Preferred Stock may be issued, except upon the surrender and cancellation of shares of Series A 12.75% Preferred Stock having an aggregate Liquidation Preference equal to the aggregate Liquidation Preference of the shares of Series B 12.75% Preferred Stock so issued. The 12.75% Preferred Stock shall have the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions that are set forth in the Certificate of Incorporation and in this Resolution as follows:

            1.  Certain Definitions

            Unless the context otherwise requires, each of the terms defined in this Section 1 shall have, for all purposes of this Certificate of Designation, the meaning herein specified (with terms defined in the singular having comparable meanings when used in the plural):

            "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

      "Additional Dividends" has the meaning set forth in Section 3(f) below.

      "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Corporation and of each other Subsidiary of the Corporation; provided, further, that neither the Corporation nor any of its Restricted Subsidiaries shall be deemed to be Affiliates of each other; and provided, further, that any lender under the Secured Credit Facility and its Affiliates shall not be deemed to be Affiliates of the Corporation or any Restricted Subsidiary solely as a result of the existence of the Secured Credit Facility or their holdings of Capital Stock of the Corporation or any Restricted Subsidiary acquired in connection with the Secured Credit Facility. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), and as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

      "Annualized Pro Forma EBITDA" means with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter for which internal financial statements are then available multiplied by four.

      "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, by way of consolidation or merger, but excluding by means of any Sale and Leaseback Transaction or by the granting of a Lien permitted under the definition of "Permitted Liens" herein) by such Person or any of its Restricted Subsidiaries to any Person other than the Corporation or a Restricted Subsidiary of the Corporation, in one transaction, or a series of related transactions (each hereinafter referred to as a "Disposition"), of Property or assets of such Person or any of its Restricted Subsidiaries, the Fair Market Value of which exceeds $2.0 million, other than (i) a Disposition of Property in the ordinary course of business consistent with industry practice and (ii) a Disposition by the Corporation in connection with a transaction permitted under Section 8(b) hereof.

      "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

      "Board of Directors" means the Board of Directors of the Corporation.

      "Business Day" means any day other than a Saturday, a Sunday or any day on which banking institutions in New York, New York, are required or authorized by law or other governmental action to be closed.

      "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

      "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any commercial bank organized in the United States of America having capital and surplus in excess of $500 million with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within ninety days after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from Standard & Poor's Ratings Group ("Standard & Poor's") or A-2 or better from Moody's Investors Service, Inc. ("Moody's"), (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States of America having capital and surplus in excess of $500 million and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and in each case maturing within ninety days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States of America having capital and surplus in excess of

$500 million, (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States of America having capital and surplus in excess of $500 million and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi).

      "Certificated Securities" has the meaning set forth in Section 14(e) below.

      "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to any "person" or "group" (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act) (other than any Permitted Holder or any Subsidiary of the Corporation), (ii) any "person" or "group" as aforesaid, other than any Permitted Holder, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of more than 35% of the voting power of common stock of the Corporation, including warrants and options to acquire such common stock, calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; provided, however, that no Change of Control shall be deemed to occur if the "person" or "group", in the case of clause (i) above, is a Strategic Investor or the "beneficial owner" of voting power in excess of 50% of the voting power of the common stock of the Corporation, or, in the case of clause (ii) above, is a Strategic Investor and such Strategic Investor beneficially owns in excess of 50% of such voting power.

      "Change of Control Offer" has the meaning set forth in Section 7(a) below.

      "Change of Control Payment" has the meaning set forth in Section 7(a) below.

      "Change of Control Payment Date" has the meaning set forth in Section 7(d)(ii) below.

      "Commission" means the Securities and Exchange Commission.

      "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, (A) the sum of (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Hedging Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends or distributions with respect to preferred stock or Disqualified Stock of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any Indebtedness of any other Person is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such Indebtedness, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its Restricted Subsidiaries prior to its stated maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

      "Consolidated Leverage Ratio" means, for any Person, as of any date, the ratio of (i) the sum of the aggregate outstanding amount of all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP to (ii) the Annualized Pro Forma EBITDA of such Person.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, provided that there shall be excluded therefrom, without duplication,
(i) all items classified as extraordinary, (ii) any net income of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period; (iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition; (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (v) net gains (but not net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries; (vi) the net income (but not net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person; (vii) with regard to a non-wholly owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-wholly owned Restricted Subsidiary's net income (or loss); and (viii) the cumulative effect of changes in accounting principles.

      "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

      "Credit Agreement" means, with respect to any Person, any agreement entered into by and among such Person and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit agreements typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

      "DGCL" shall mean the Delaware General Corporation Law, as amended.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Depositary" has the meaning set forth in Section 14(a) below.

      "Disqualified Stock" means any Capital Stock (other than the 14.75% Preferred Stock) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the mandatory redemption date of the 12.75% Preferred Stock.

      "Dividend Default" has the meaning set forth in Section 6(c) below.

      "Dividend Payment Date" has the meaning set forth in Section 3(a) below.

      "Dividend Period" has the meaning set forth in Section 3(a) below.

      "EBIT" means the amount calculated in the same manner as EBITDA, but not including clauses (iii) and (iv) of the definition thereof.

      "EBITDA" means, with respect to any Person for any period, the sum for such Person for such period of Consolidated Net Income plus, to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) any non-cash expense related to the issuance to employees of such Person of options to purchase Capital Stock of such Person and
(vi) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity and minus, to the extent reflected in such income statement, any non-cash credits that had the effect of increasing Consolidated Net Income of such Person for such period.

      "Effectiveness Target Date" means 120 days after the Issue Date.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Exchange Offer" means the offer by the Corporation, pursuant to the Registration Rights Agreement, to the Holders of the outstanding Series A 12.75% Preferred Stock the opportunity to exchange all such outstanding shares held by such Holders for shares of Series B 12.75% Preferred Stock that have been registered under the Securities Act.

      "Exchange Offer Registration Statement" means the Registration Statement filed by the Corporation relating to the Exchange Offer.

      "Exchange Rate Obligation" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates.

      "Existing Indebtedness" means Indebtedness of the Corporation and its Subsidiaries outstanding on the Issue Date.

      "Existing Notes" means, collectively, the Corporation's 13% Senior Discount Notes due 2005 (the "2005 Notes"), the Corporation's 12.75% Senior Discount Notes due 2006 (the "2006

Notes") and the Corporation's 13.75% Senior Notes due 2007 (the "2007 Notes").

      "Fair Market Value" means, with respect to any asset or Property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors.

      "Fiber Network" means a digital fiber optic telecommunications network wholly owned by the Corporation that serves a Metropolitan Area.

      "14.75% Preferred Stock" means the Corporation's 14.75% Redeemable Preferred Stock due 2008.

      "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of this Certificate of Designation shall utilize GAAP as in effect on the Issue Date.

      "Global Securities" has the meaning set forth in Section 14(a) below.

      "Global Security Holder" has the meaning set forth in Section 14(a) below.

      "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

      "Holder" means the record holder of one or more shares of 12.75% Preferred Stock, as shown on the books and records of the Transfer Agent.

      "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligations of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services

(but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by other Persons, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) the notional amount of any Interest Hedging Obligations or Exchange Rate Obligations of such Person at the time of determination, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Certificate of Designation; provided that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any Guarantees at such date; provided that for purposes of calculating the amount of the 2005 Notes or 2006 Notes outstanding at any date, the amount of such 2005 Notes or 2006 Notes shall be the Accreted Value (as defined in the relevant indenture) thereof as of such date unless cash interest has commenced to accrue pursuant to the relevant indenture, in which case the amount of the 2005 Notes or 2006 Notes outstanding will be determined pursuant to the relevant indenture and will not include any accrued and unpaid cash interest which would otherwise be included in Accreted Value because of clause (iii) of the definition thereof in the relevant indenture.

      "Independent Financial Advisor" means a United States investment banking firm of national standing in the United States of America which does not, and whose directors, officers and employees or affiliates do not, have a direct or indirect financial interest in the Corporation.

      "Interest Hedging Obligation" means, with respect to any Person, an obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in interest rates.

      "Investment" in any Person means any direct, indirect or contingent (i) advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or
(iii) the
acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude commercially reasonable extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such investment repaid to such person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

      "Issue Date" means the date of initial issuance of the Series A 12.75% Preferred Stock.

      "Junior Stock" has the meaning set forth in Section 2 below.

      "Lien" means, with respect to any Property or other asset, any mortgage or deed or trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

      "Liquidation Preference" means $1,000 per share of 12.75% Preferred Stock.

      "Metropolitan Area" means the 31 metropolitan areas in which the Corporation, as of June 30, 1997, has a Fiber Network and other metropolitan areas deemed in the reasonable business judgment of the management of the Corporation to provide an opportunity for the building and operation of such a Fiber Network with the reasonable potential to produce financial results for the Corporation at least substantially comparable to the metropolitan areas in which the Corporation has such operational Fiber Networks.

      "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation and delivered to the Transfer Agent, which shall comply with this Certificate of Designation.

      "Parent" means, with respect to any corporation or other entity, an entity that, directly or indirectly, owns, at the time, a majority of the voting interest of such corporation or other entity.

      "Parity Stock" has the meaning set forth in Section 2 below.

      "Payment Default" has the meaning set forth in Section 6(b)(v).

      "Permitted Holders" means The Huff Alternative Income Fund, L.P., ING Equity Partners, L.P.I., Apex Investment Fund I, L.P., Apex Investment Fund II, L.P., The Productivity Fund II, L.P. and Anthony J. Pompliano and the respective affiliates (other than the Corporation and its Subsidiaries) of each of the foregoing.

      "Permitted Liens" means (i) Liens on Property or assets of a Person existing at the time such Person is merged into or consolidated with the Corporation or any Subsidiary of the Corporation, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any Property or assets of the Corporation or any of its Subsidiaries other than the Property or assets subject to such Liens prior to such merger or consolidation; (ii) Liens on Telecommunications Related Assets existing during the time of the construction thereof; (iii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business consistent with industry practice; (iv) Liens existing as of the Issue Date; (v) Liens to secure borrowings permitted under Section 8(a)(ii)(A) hereof (including any such liens arising in connection with a Secured Credit Facility); (vi) any Lien on Property of the Corporation in favor of the United States of America or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (vii) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP); (viii) easements, rights-of-way, licenses and other similar restrictions on the use of Properties or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the

Properties subject thereto or interfere with the ordinary conduct of the business of the Corporation or its Subsidiaries; (ix) any Lien to secure obligations under workmen's compensation laws or similar legislation, including any Lien with respect to judgments that are not currently dischargeable; (x) any statutory warehousemen's, materialmen's or other similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP); (xi) any interest or title of a lessor in Property subject to a Capital Lease Obligation; (xii) Liens to secure any Vendor Debt; provided that such Liens do not extend to any Property or assets other than the Property or assets the acquisition of which was financed by such Indebtedness; (xiii) Liens in favor of the Corporation or any Restricted Subsidiary; (xiv) Liens on Property or assets of a Person existing prior to the time such Person is acquired by the Corporation as a result of (a) Investments by the Corporation or a Restricted Subsidiary in or in respect of a Person to the extent the consideration for such Investment consists of shares of Qualified Stock of the Corporation or (b) Investments in certain joint venture entities, provided that such Liens were in existence prior to the contemplation of such Investment and do not secure any Property or assets of the Corporation or any of its Subsidiaries other than the Property or assets subject to such Liens prior to such Investment; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens on the escrow account for the 2007 Notes and all funds and securities therein securing only the 2007 Notes equally and ratably and (xvii) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (i) through (v) and (xii), provided that such Liens do not extend to any other Property or assets and the principal amount of the Indebtedness secured by such Liens is not increased.

      "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Preferred Stock" means, with respect to any person, Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

      "Pro Forma EBITDA" means, for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied, after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA for such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBIDTA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to such Asset Sale or the acquisition of such Person or business, as the case may be, as if such acquisition had been completed as of the beginning of such period, and (iii) if, during or after such period, such Person or any of its Subsidiaries incurs any Indebtedness (including without limitation, any Acquired Indebtedness) or issues any Disqualified Stock, Pro Forma EBITDA shall be computed so as to give pro forma effect (including pro forma application of the proceeds therefrom) thereto as if such Indebtedness or Disqualified Stock had been incurred as of the beginning of such period.

      "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

      "Prospectus" means the prospectus included in any Registration Statement at the time such Registration Statement becomes effective, as the same may be amended or supplemented by any prospectus supplement or by any other amendment thereto, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

      "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Capital Stock) of the Corporation.

      "Qualified Stock" of any Person means a class of Capital Stock other than Disqualified Stock.

      "Record Date" has the meaning set forth in Section 3(a) below.

      "Redemption Date" means, with respect to any shares of 12.75% Preferred Stock, the date on which such shares of 12.75% Preferred Stock are redeemed by the Corporation.

      "Redemption Notice" has the meaning set forth in Section 5(c)(i) below.

      "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to refinance, repurchase, replace, refund or defease other Indebtedness.

      "Registration Default" has the meaning set forth in Section 3(f) below.

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date between the Corporation and Bear, Stearns & Co., Inc.

      "Registration Statement" means a registration statement under the Securities Act filed by the Corporation with the

Commission pursuant to the provisions of the Registration Rights Agreement.

      "Restricted Subsidiary" means any Subsidiary of the Corporation that has not been classified as an "Unrestricted Subsidiary."

      "Rule 144" means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule144) or regulation hereafter adopted by the Commission.

      "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

      "Secured Credit Facility" means the AT&T Credit Facility as in effect on the Issue Date and additional secured credit agreements to which the Corporation is or becomes a party, in an aggregate amount not to exceed $35.0 million, and all related amendments, notes, collateral documents, guarantees, instruments and other agreements executed in connection therewith, as the same may be amended, modified, supplemented, restated, renewed, extended, refinanced, substituted or replaced from time to time.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Senior Stock" has the meaning set forth in Section 2 below.

      "Shelf Registration Statement" means a Registration Statement with respect to the offer and sale of shares of Series A 12.75% Preferred Stock by the holders thereof.

      "Significant Restricted Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

      "Strategic Investor" means a publicly traded company (i) whose principal business is operating a public utility company and/or a cable and/or telephone and/or telecommunications system in the United States or which, after the consummation of the relevant transaction, is or will be delivering its own services over the networks or systems of the Corporation and any business reasonably related to the foregoing, or creating, developing or marketing communications related network equipment, software or other devices for use in transmitting voice, video or data, (ii) which has, or the Parent of which has, a Total Equity Market Capitalization in excess of $1.0 billion and (iii) whose senior unsecured debt securities are rated (or carry an implied rating) by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof) or Standard & Poor's Corporation (or any successor to the rating agency business thereof) as Baa- or BBB-, respectively, or better, on a pro forma basis assuming the consummation of any transaction with the Corporation, provided that if such securities are rated by both such rating agencies, the lowest rating of the two shall govern for purposes of this definition.

      "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,
(ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests in which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

      "Subsidiary Preferred Stock" means Capital Stock of a Subsidiary of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Subsidiary, to shares of Capital Stock of any other class of such Subsidiary.

      "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications-related network equipment, software and other devices for use in
(i) above or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those specified in (i) or (ii) above.

      "Telecommunications Corporation" means any Person substantially all of the assets of which consist of Telecommunications Related Assets.

      "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

      "Telecommunications Service Market" means a network built by the Corporation to service a market.

      "Total Equity Market Capitalization" of any person means, as of any day of determination, the sum of (1) the product of (A) the aggregate number of outstanding primary shares of common stock of such person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into or exercisable for, shares of common stock of such person) multiplied by (B) the average closing price of such common stock over the 20 consecutive trading days immediately preceding such day, plus (ii) the liquidation value of any outstanding shares of Preferred Stock of such person on such day.

      "Total Market Capitalization" of any person means, as of any day of determination, the sum of (1) the consolidated Indebtedness of such Person and its Subsidiaries on such day, plus (2) the product of (i) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) and (ii) the average closing price of such common stock over the 20 consecutive trading days immediately preceding such day, plus (3) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day, less (4) cash and cash equivalents as presented on such Person's consolidated balance sheet on such date. If no such closing price exists with respect to shares of such common stock, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the Corporation's Board of Directors in good faith and evidenced by a resolution of the Board of Directors.

      "Transfer Agent" means the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the 12.75% Preferred Stock.

      "Transfer Restricted Securities" means each share of Series A Preferred Stock until the earliest to occur of (i) the date on which such share of Series A Preferred Stock has been exchanged by a person other than a broker-dealer registered as such under the Exchange Act (herein, a "Broker-Dealer") for Series B Preferred Stock in the Exchange Offer, (ii) following the exchange by a Broker-Dealer in the Exchange offer of Series A Preferred Stock for Series B Preferred Stock, the date on which such Series B Preferred Stock is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such share of Series B Preferred Stock has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such share of Series B Preferred Stock is distributed to the public pursuant to Rule 144 or may be distributed to the public pursuant to paragraph (k) of Rule 144.

      "Unrestricted Subsidiary" means any Subsidiary of the Corporation that the Corporation has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of each of the indentures governing the Existing Notes.

      "Vendor Debt" means any purchase money Indebtedness of the Corporation or any Subsidiary incurred in connection with the acquisition of Telecommunications Related Assets.

      "Voting Rights Triggering Event" has the meaning set forth in Section
6(b).

      "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests (other than directors' qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or a combination thereof.

            2.  Ranking

            The 12.75% Preferred Stock shall, with respect to dividend rights and rights on the liquidation, winding-up and dissolution of the Corporation (as provided in Sections 3 and 4 below), rank (i) senior to all classes of common stock and to each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that it ranks junior to the 12.75% Preferred Stock as to dividend rights and rights on the liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with the common stock of the Corporation, as "Junior Stock"), (ii) subject to certain conditions, on a parity with each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series ranks on a parity with the 12.75% Preferred Stock as to dividend rights and rights on the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Stock") and (iii) junior to the 14.75% Preferred Stock and any future class of preferred stock established hereafter by the Board of Directors with the affirmative vote or consent of the Holders of at least two-thirds of the outstanding shares of the 12.75% Preferred Stock, voting or consenting as a single class, the terms of which expressly provide that such class ranks senior to the 12.75% Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as the "Senior Stock").

            3.  Dividends

            (a) Beginning on the Issue Date, the Holders of the outstanding shares of the 12.75% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative dividends thereon accruing at the rate per annum of 12.75% (subject to adjustment as provided in Section 7(h), below) of the Liquidation Preference thereof, payable quarterly (each such quarterly period being herein called a "Dividend Period") in arrears on each January 15, April 15, July 15 and October 15 or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding January 1, April 1, July 1 and October 1 immediately preceding the relevant Dividend Payment Date (each, a "Record Date"). The first Dividend Payment Date shall be, January 15, 1998.

              (b) Dividends may be paid, at the Corporation's option, on any Dividend Payment Date either in cash or by the issuance of additional shares of 12.75% Preferred Stock (and, at the Corporation's option, payment of cash in lieu of fractional shares) having an aggregate Liquidation Preference (including any fractional shares) equal to the amount of such dividends; provided, however, that after October 15, 2002, to the extent and for so long as the Corporation is not precluded from paying cash dividends on the 12.75% Preferred Stock by the terms of any agreement or instrument governing any of its then outstanding indebtedness, the Corporation shall pay dividends in cash. The issuance of such additional shares of 12.75% Preferred Stock shall constitute "payment" of the related dividend for all purposes of this Certificate of Designation.

              (c) Dividends on the 12.75% Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. To the extent that dividends are not paid on the Dividend Payment Date for the period to which they relate, dividends shall accrue and cumulate thereon from and after such Dividend Payment Date. In the event that (i) dividends on the 12.75% Preferred Stock are in arrears and unpaid for six or more Dividend Periods (whether or not consecutive), whether before or after October 15, 2002, or (ii) the Corporation shall fail to pay dividends in cash for six or more Dividend Periods (whether or not consecutive) beginning after October 15, 2002, Holders of the 12.75% Preferred Stock shall be entitled to certain voting rights as provided in Section 6(b) below. The Corporation shall take all actions required or permitted under the DGCL to permit the payment of dividends on the 12.75% Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends. Dividends payable on the 12.75% Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be deemed to accumulate on a daily basis. Additional Dividends, to the extent payable as provided in Section 3(g) below, shall be computed on the same basis.

              (d) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the 12.75% Preferred Stock at any time.

              (e) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to Section 5(a) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors.

              (f) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the 12.75% Preferred Stock with respect to any Dividend Period unless all dividends on all outstanding shares of Senior Stock for all preceding dividend periods in respect of such Senior Stock have been declared and paid, or declared and a sufficient sum set apart for the payment thereof. No full dividends (other than a dividend payable solely in shares of additional Parity Stock) may be declared or paid or funds set apart for the payment of dividends on any Parity Stock for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the 12.75% Preferred Stock. If full cumulative dividends are not so declared and paid, the 12.75% Preferred Stock shall share dividends pro rata with the Parity Stock so long as any 12.75% Preferred Stock is outstanding. So long as any 12.75% Preferred Stock is outstanding and unless and until full cumulative dividends have been declared and paid (or deemed paid) in full on the 12.75% Preferred Stock, (i) no dividend (other than a dividend payable solely in shares of additional Junior Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Stock, (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Stock, other than a distribution consisting solely of Junior Stock, (iii) no shares of Parity Stock or Junior Stock or warrants, rights, calls or options to purchase such Parity Stock or Junior Stock shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of Junior Stock) by the Corporation or any of its Subsidiaries, other than certain repurchase obligations with respect to such warrants, rights, calls or options in existence on the Issue Date; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Parity Stock or Junior Stock by the Corporation or any of its Subsidiaries. Holders of the 12.75% Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

              (g) If the Corporation fails to file an Exchange Offer Registration Statement within 45 days after the Issue Date, or the Corporation fails to file a Shelf Registration Statement on or prior to 90 days after the Issue Date, (ii) any Shelf Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Target Date, (iii) the Corporation fails to consummate the Exchange Offer within 30 Business Days following the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective on or prior to the applicable Effectiveness Target Date, but thereafter shall cease to be effective or usable in connection with resales of Transfer Restricted Securities (each such event referred to in clauses (i), (ii), (iii) and (iv) above, a "Registration Default"), then additional dividends (the "Additional Dividends") shall accrue and cumulate on the 12.75% Preferred Stock from and including the date on which any Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured (as provided below) at a rate per annum of 0.25% of the Liquidation Preference thereof for each 90-day period that such Registration Default continues, provided that said rate shall in no event exceed 1.0% per annum. Additional Dividends shall be paid, either in cash or, at the Corporation's option, by the issuance of additional shares of 12.75% Preferred Stock, on each regular quarterly Dividend Payment Date following the occurrence of such Registration Default through the Dividend Payment Date next following the date when such Registration Default shall have been cured. Following the cure of all Registration Defaults, the accrual of Additional Dividends on the 12.75% Preferred Stock shall cease.

            4.  Liquidation Preference

            Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each Holder of shares of the 12.75% Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after payment to the holders of any then outstanding Senior Stock (including, without limitation, the 14.75% Preferred Stock) an amount equal to the Liquidation Preference per share of 12.75% Preferred Stock held by such Holder plus, without duplication, an amount in cash equal to all accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up and including an amount equal to the redemption premium that would have been payable had the 12.75% Preferred Stock been the subject of an optional redemption on such date), and Additional Dividends, if any, to the date fixed for liquidation, dissolution or winding-up of the Corporation before any distribution is made on any Junior Stock (including, without limitation, common stock of the Corporation). If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to its stockholders, after payment of all amounts required to be paid to the holders of any then outstanding Senior Stock, are not sufficient to pay in full all amounts payable to the holders of outstanding shares of 12.75% Preferred Stock and all other Parity Stock, the Holders of the 12.75% Preferred Stock and the Parity Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference and accrued and unpaid dividends (including, in the case of the Holders of the 12.75% Preferred Stock, Additional Dividends, if

any) to which each is entitled. After payment of the full amount of the Liquidation Preference and accrued and unpaid dividends (including Additional Dividends, if any) to which they are entitled, the Holders of the 12.75% Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the Property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Corporation or reduction or decrease in its capital stock.

               5.  Redemption.

               (a) Optional Redemption. (i) The Corporation may, at the option of the Board of Directors, at any time on or after October 15, 2003, subject to the legal availability of funds therefor, redeem, in whole or in part, in the manner provided for in Section (5)(c) below, shares of the 12.75% Preferred Stock, at the redemption prices (expressed as percentages of the Liquidation Preference thereof) plus, without duplication, an amount in cash equal to all accrued and unpaid dividends thereon to the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), if redeemed during the 12-month period beginning October 15 of each of the years set forth below:

            2003                  106.375%
            2004                  104.781%
            2005                  103.188%
            2006                  101.594%
            2007 and thereafter   100.000%

               (ii) Notwithstanding the foregoing paragraph (i) of this Section
(5)(a), the Corporation will have the option, on or prior to October 15, 2000, to redeem, in the manner provided for in Section 5(c) below, up to 35% of the outstanding shares of 12.75% Preferred Stock at a redemption price of 112.750% of the Liquidation Preference thereof, plus, without duplication, an amount in cash equal to all accrued and unpaid dividends thereon to the Redemption Date, with the proceeds of (1) one or more Public Equity Offerings generating cash proceeds to the Corporation of at least $25 million or (2) the sale of Qualified Stock generating cash proceeds to the Corporation of at least $25 million to a corporation which has, or whose Parent has, a Total Equity Market Capitalization at the time of such sale of at least $1.0 billion on a consolidated basis; provided that shares of 12.75% Preferred Stock equal to at least 65% of the number of shares of the 12.75% Preferred Stock initially issued on the Issue Date remain outstanding after any such redemption.

               (b) Mandatory Redemption. On October 15, 2009, the Corporation shall redeem (subject to the legal availability of funds therefor) in the manner provided for in Section (5)(c) below, all of the shares of the 12.75% Preferred Stock then outstanding at a redemption price equal to 100% of the Liquidation Preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to the Redemption Date (including the dividend payable on the Redemption Date).

               (c) Procedures for Redemption. (i) At least 30 days and not more than 60 days prior to any Redemption Date, the Corporation shall send written notice (the "Redemption Notice") by first class mail, postage prepaid, to each Holder of record of the 12.75% Preferred Stock on the record date fixed for such redemption at such Holder's address as it appears on the stock books of the Corporation, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of 12.75% Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was finally judicially determined by a court of competent jurisdiction to be defective. The Redemption Notice shall state:

                  (A) whether the redemption is pursuant to Section (5)(a)(i),
            (5)(a)(ii), or (5)(b) hereof;

                  (B) the redemption price;

                  (C) whether all or (in the case of a redemption pursuant to
            Section (5)(a)(i) or (5)(a)(ii) hereof) less than all the outstanding shares of the 12.75% Preferred Stock are to be redeemed and the total number of shares of the 12.75% Preferred Stock to be redeemed;

                  (D) the Redemption Date;

                  (E) that the Holder is to surrender to the Corporation, at the offices of the Transfer Agent and in the manner and at the price designated, his certificate or certificates representing the shares of 12.75% Preferred Stock to be redeemed; and

                  (F) that dividends on the shares of the 12.75% Preferred Stock redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the redemption price therefor.

            (ii) Each Holder of 12.75% Preferred Stock called for redemption shall surrender the certificate or certificates representing such shares of 12.75% Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), at the office of the Transfer Agent and in the manner designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

            (iii) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on the 12.75% Preferred Stock called for redemption shall cease to accumulate, and all rights of the Holders of such shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the redemption price therefor, without interest; provided, however, that if a Redemption Notice shall have been given as provided in Section (5)(c)(i) above and the funds necessary for redemption (including an amount in respect of all dividends on the shares to be redeemed that will accumulate to the Redemption Date) shall have been delivered to the Transfer Agent, in trust for the equal and ratable benefit of the Holders of the shares to be redeemed, then dividends shall cease to accrue and cumulate on the Redemption Date of the shares to be redeemed and, at the close of business on the day on which such funds are delivered to the Transfer Agent, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the redemption price for such shares, without interest.

            (iv) In the event of a redemption of only a portion of the then outstanding shares of the 12.75% Preferred Stock pursuant to Section 5(a)(i) or 5(a)(ii) hereof, the Corporation shall effect such redemption on a pro rata basis according to the number of shares held by each Holder of the 12.75% Preferred Stock, except that the Corporation may redeem such shares held by Holders of fewer than 10 shares (or shares held by Holders who would hold less than 10 shares as a result of such redemption) on such basis as may be determined by the Corporation.

            6. Voting Rights; Amendment; Waiver

           (a) The Holders of record of shares of the 12.75% Preferred Stock, except as otherwise required under Delaware law or as set forth in Sections 6(b), (c) and (d) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted on by the stockholders of the Corporation.

           (b) If the Corporation fails to pay cash dividends on the outstanding 12.75% Preferred Stock for six or more Dividend Periods (whether or not consecutive) beginning after October 15, 2002, or the Corporation fails to pay dividends, either in cash or by the issuance of additional shares of 12.75% Preferred Stock, for six or more Dividend Periods (whether or not consecutive), whether before or after October 15, 2002, or the Corporation fails to comply with its obligations set forth in Section 7 hereof, or the Corporation fails to comply with any of its other covenants set forth in this Certificate of Designation and such failure continues for at least 30 consecutive days after receipt by the Corporation of notice of such failure from the holders of at least 25% of the shares of 12.75% Preferred Stock then outstanding, or there occurs a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Corporation or any of its Subsidiaries (or the payment of which is guaranteed by the Corporation or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more, at any time, in each case, after a 60-day period during which such Payment Default shall not have been cured or such acceleration rescinded, or the Corporation fails to redeem all of the outstanding 12.75% Preferred Stock on October 15, 2009 (each of the events described in clauses (i), (ii), (iii), (iv), (v) and (vi) being referred to herein as a "Voting Rights Triggering Event"), then (x) the Holders of a majority of the then outstanding shares of 12.75% Preferred Stock, voting as a single class, shall be entitled to elect the lesser of (i) two members of the Board of Directors and (ii) such number of directors as will constitute and 25% of the total number of members of the Board of Directors and (y) the Corporation shall take such action as may be necessary to cause the total number of directors of the Corporation to be increased by such number.

               (c) The right of the Holders of 12.75% Preferred Stock, voting as a single class, to elect members of the Board of Directors as set forth in
Section 6(b) above shall continue until such time as (x) in the event such Voting Rights Triggering Event arises under either clause (i) or clause (ii) of
Section 6(b) above (hereafter, a "Dividend Default"), such Dividend Default is fully cured, and (y) in the event such Voting Rights Triggering Event arises under either clause (iii) or (iv) of Section 6(b) above, the failure giving rise to such Voting Rights Triggering Event is remedied by the Corporation or waived by the Holders of a majority of the shares of 12.75% Preferred Stock then outstanding and entitled to vote thereon, and (z) in all other cases, the failure, breach or default giving rise to such Voting Rights Triggering Event is remedied by the Corporation or waived by the Holders of at least two-thirds of the shares of 12.75% Preferred Stock then outstanding and entitled to vote thereon, at which time (1) the special right of the Holders of 12.75% Preferred Stock so to vote as a class for the election of directors and (2)the term of office of the directors elected by the Holders of the 12.75% Preferred Stock shall each terminate. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of 12.75% Preferred Stock pursuant to Section 6(b) above, or if vacancies shall exist in the offices of directors elected by the Holders of 12.75% Preferred Stock, a proper officer of the Corporation may, and upon the written request of the Holders of record of at least 25% of the shares of 12.75% Preferred Stock then outstanding addressed to the Secretary of the Corporation at its principal executive offices shall, call a special meeting of the Holders of 12.75% Preferred Stock, for the purpose of electing the directors that such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within 20 days after personal service of said written request upon the Secretary of the Corporation at its principal executive offices, or within 20 days after mailing the same within the United States by certified mail, return receipt requested, addressed to the Secretary of the Corporation at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of 12.75% Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the Person so designated upon the same period of notice as is required for the annual meetings of stockholders of the Corporation and shall be held at the place designated in such notice. Any Holder of 12.75% Preferred Stock so designated shall have, and the Corporation shall provide, access to the list of Holders of the 12.75% Preferred Stock for the purposes of calling a meeting of such Holders pursuant to the provisions hereof. The voting rights provided for in this Section 7 shall be the exclusive remedy at law or in equity of the holders of the 12.75% Preferred Stock for any violation by the Corporation of its obligations under this Certificate of Designation.

               (d) At any meeting held for the purpose of electing directors at which the Holders of the 12.75% Preferred Stock shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of 12.75% Preferred Stock shall be required to constitute a quorum of such 12.75% Preferred Stock.

               (e) Any vacancy occurring in the office of a director elected by the Holders of 12.75% Preferred Stock may be filled by the remaining director elected by the Holders of 12.75% Preferred Stock unless and until such vacancy shall be filled by the Holders of 12.75% Preferred Stock. Holders of a majority of the 12.75% Preferred Stock, voting separately as a class, may remove, with or without cause, any director elected by the Holders of 12.75% Preferred Stock or appointed to fill a vacancy pursuant to the next preceding sentence. Any director to be elected by the Holders of 12.75% Preferred Stock shall agree, prior to his election to office, to resign upon any termination of the right of the Holders of 12.75% Preferred Stock to vote as a class for a director as herein provided, and upon any such termination any director then in office elected by the Holders of 12.75% Preferred Stock shall forthwith resign.

               (f) The Corporation may, with the affirmative vote or consent of the Holders of a majority of the shares of 12.75% Preferred Stock then outstanding, voting or consenting as a single class, modify or amend the provisions of Section 7 or 8 hereof; provided that following the mailing of any Change of Control Offer and during the pendancy of that Change of Control Offer, no such modification or amendment may, without the consent of the holder of each outstanding share of 12.75% Preferred Stock affected thereby, modify any Change of Control Offer for the 12.75% Preferred Stock required under Section 7 hereof in a manner materially adverse to the Holders of the outstanding 12.75% Preferred Stock.

               (g) The Corporation shall not, without the affirmative vote or consent of the Holders of at least two-thirds of the shares of 12.75% Preferred Stock, then outstanding, voting or consenting as a single class, (i) authorize, create (by reclassification or otherwise) or issue any Senior Stock (other than any shares of 14.75% Preferred Stock issued as dividends thereon, including as Additional Dividends (as defined in the Certificate of Designation relating to the 14.75% Preferred Stock)) or any security convertible into, exchangeable for or evidencing the right to purchase any Senior Stock, or (ii) except as described in Section 6(f) above amend or otherwise alter or modify its by-laws or its Certificate of Incorporation (including this Certificate of Designation) so as to affect adversely the powers, preferences, rights or privileges of the Holders of the 12.75% Preferred Stock or reduce the time for any notice to which such Holders may be entitled. For the purposes of this Section 6(g), an amendment of the provisions of Section 7 or 8 hereof made in accordance with the provisions of Section 6(d) hereof shall not be deemed to affect adversely the powers, preferences, rights or privileges of the Holders of the 12.75% Preferred Stock.

               (h) Holders of a majority of the outstanding shares of the 12.75% Preferred Stock may waive compliance by the Corporation with the provisions of
Section 8 hereof and may waive any past default by the Corporation of its obligations under Sections 7 and 8 hereof, except a default arising from failure to purchase any 12.75% Preferred Stock tendered pursuant to a Change of Control Offer.

               (i) In any case in which the Holders of 12.75% Preferred Stock shall be entitled to vote pursuant to this Section 6 or pursuant to Delaware law, each Holder of 12.75% Preferred Stock entitled to vote with respect to each such matter shall be entitled to one vote for each share of 12.75% Preferred Stock held. For the purposes of this Section 6, shares of 12.75% Preferred Stock held by the Corporation or any of its Affiliates shall not be deemed outstanding or entitled to vote.

               (j) The Corporation in its sole discretion may, without the vote or consent of any Holders of the 12.75% Preferred Stock, amend or supplement this Certificate of Designation:

                    (i) to cure any ambiguity, defect or inconsistency;

                   (ii) to provide for uncertificated 12.75% Preferred Stock in addition to or in place of certificated 12.75% Preferred Stock; or

                  (iii) to make any change that would provide any additional rights or benefits to the Holders of the 12.75% Preferred Stock or that does not adversely affect the legal rights of any such Holder under this Certificate of Designation.

              (k) Except as set forth in Section 6(g) above, (i) the creation, authorization or issuance of any shares of Junior Stock, Parity Stock or Senior Stock or (ii) the increase or decrease in the amount of authorized Capital Stock of any class, including any Preferred Stock, shall not require the consent of the Holders of the 12.75% Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of 12.75% Preferred Stock.

              7.  Change of Control

              (a) Within 30 days following the occurrence of a Change of Control, the Corporation shall make an offer (the "Change of Control Offer") to each Holder of shares of 12.75% Preferred Stock to purchase all or any part of the shares of 12.75% Preferred Stock held by such Holder at a purchase price in cash equal to 101% of the aggregate Liquidation Preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) and Additional Dividends, if any, thereon to the date of purchase (the "Change of Control Payment").

              (b) The Change of Control Offer shall include all instructions and materials necessary to enable Holders to tender their shares of 12.75% Preferred Stock.

              (c) The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the 12.75% Preferred Stock as a result of a Change of Control.

              (d) Within 30 days following any Change of Control, the Corporation shall mail a notice to each Holder stating:

                    (i) that the Change of Control Offer is being made pursuant to this Section 7 and that all shares of 12.75% Preferred Stock tendered will be accepted for payment;

                   (ii) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (iii) that any shares of 12.75% Preferred Stock not tendered for purchase will continue to accrue dividends;

                   (iv) that, unless the Corporation fails to pay the Change of Control Payment, all shares of 12.75% Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

                    (v) that Holders electing to have any shares of 12.75% Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender such shares of 12.75% Preferred Stock, with the form entitled "Option of

      Holder to Elect Purchase" which shall be included with the notice of such Change of Control Offer completed, to the Paying Agent named in such notice at its address specified in such notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                   (vi) that a Holder will be entitled to withdraw his or its election to have shares of 12.75% Preferred Stock purchased pursuant to a Change of Control Offer if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of 12.75% Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing his or its election to have such shares purchased; and

                  (vii) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, pro forma historical financial information of the Corporation after giving effect to such Change of Control and information regarding the Person or Persons acquiring control).

             (e) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment all shares of 12.75% Preferred Stock or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all shares of 12.75% Preferred Stock or portions thereof so tendered and (iii) deliver or cause to be delivered to the Transfer Agent the shares of 12.75% Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of 12.75% Preferred Stock or portions thereof being purchased by the Corporation. The Paying Agent shall promptly mail to each Holder of 12.75% Preferred Stock so tendered the Change of Control Payment for such 12.75% Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new certificate representing the shares of 12.75% Preferred Stock equal in Liquidation Preference to any unpurchased portion of the shares of 12.75% Preferred Stock surrendered, if any. The Corporation shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

             (f) The Corporation shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8 applicable to a Change of Control Offer made by the Corporation and purchases all shares of 12.75% Preferred Stock validly tendered and not withdrawn under such Change of Control Offer or (ii) the date at which such Change of Control Offer would otherwise be required to be made is prior to the later of (x) the Stated Maturity (as defined in the indentures relating to the Existing Notes) of the last to mature of the Existing Notes and (y) the retirement of all of the outstanding 14.75% Preferred Stock.

              (g) If the date at which a Change of Control Offer otherwise would be required to be made is prior to the later of (i) the Stated Maturity (as defined in the indentures relating to the Existing Notes) of the last to mature of the Existing Notes and (ii) the retirement of all of the outstanding 14.75% Preferred Stock, then, in lieu of any such Change of Control Offer, Holders of two-thirds of the 12.75% Preferred Stock shall be entitled to designate an Independent Financial Advisor to determine, within 20 days of such designation, in the opinion of such firm, the appropriate dividend rate that the 12.75% Preferred Stock should bear so that, after such reset, the 12.75% Preferred Stock would have a market value of 101% of the Liquidation Preference. If, for any reason and within five days of the designation of an Independent Financial Advisor by the Holders, such Independent Financial Advisor is unacceptable to the Corporation, the Corporation shall designate a second Independent Financial Advisor to determine, within 15 days of such designation, in its opinion, such an appropriate reset dividend rate for the 12.75% Preferred Stock. In the event that the two Independent Financial Advisors cannot agree, within 25 days of the designation of an Independent Financial Advisor by the Holders of two-thirds of the 12.75% Preferred Stock, on the appropriate reset dividend rate, the two Independent Financial Advisors shall, within 10 days of such 25th day, designate a third Independent Financial Advisor, which, within 15days of designation, will determine, in its opinion, such an appropriate reset rate which is between the two rates selected by the first two Independent Financial Advisors; provided, however, that the reset rate shall in no event be less than 12.75% per annum or greater than 15.75% per annum. The reasonable fees and expenses, including reasonable fees and expenses of legal counsel, if any, and customary indemnification, of each of the three above-referenced Independent Financial Advisors shall be borne by the Corporation. Upon the determination of the reset rate, the 12.75% Preferred Stock shall accrue and cumulate dividends at the reset rate retroactive to and as of the date of occurrence of the Change of Control.

              8.  Certain Covenants

              (a) Incurrence of Indebtedness and Issuance of Disqualified Stock or Preferred Stock. (i) The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, for the payment of (collectively, "incur" and correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Indebtedness) and shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of Subsidiary Preferred Stock; provided that the Corporation may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Stock or Subsidiary Preferred Stock if the Corporation's Consolidated Leverage Ratio as of the last day of the Corporation's most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, or such Disqualified Stock or Subsidiary Preferred Stock is issued, as the case may be, would have been (a) greater than zero and less than 5.5 to 1.0, if such incurrence or issuance is on or prior to December 31, 1999, and (b) greater than zero and less than 5.0 to 1.0, if such incurrence or issuance is after December 31, 1999, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Subsidiary Preferred Stock had been issued, as the case may be, at the beginning of such fiscal quarter.

                  (ii) The provisions of Section 8(a)(i) shall not apply to:

                        (A) the incurrence of Indebtedness by the Corporation or
            any Subsidiary pursuant to Credit Agreement(s); provided that the aggregate principal amount of Indebtedness under such Credit Agreement(s) at any one time outstanding under this clause (A) does not exceed $100.0 million for the Corporation and all of its Subsidiaries combined;

                        (B) Existing Indebtedness (including all amounts that
            accrue thereon);

                        (C) the incurrence of Vendor Debt by the Corporation or
            any Subsidiary; provided that the aggregate principal amount of such Vendor Debt does not exceed 80% of the purchase price or cost of the construction, acquisition or improvement of the applicable Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Debt was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

                        (D) the incurrence by the Corporation or any of its
            Restricted Subsidiaries of Refinancing Indebtedness with respect to Indebtedness permitted pursuant to clause (B) of this paragraph;

                        (E) the incurrence of Indebtedness by the Corporation
            not to exceed, at any one time outstanding, 2.0 times the sum of (1) the net cash proceeds received by the Corporation from the issuance and sale of the 12.75% Preferred Stock and the issuance and sale of any other class or series of its Capital Stock (other than Disqualified Stock) from and after September 30, 1997 plus (2) the fair market value at the time of issuance of Capital Stock (other than Disqualified Stock) issued in connection with any acquisition of a Telecommunications Corporation, in each case to a Person other than a Subsidiary of the Corporation; and

                        (F) the incurrence by the Corporation of Indebtedness
            (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $100.0 million;

            (iii) If an item of Indebtedness is permitted to be incurred or an item of Disqualified Stock or Subsidiary Preferred Stock is permitted to be issued on the basis of one or more of clauses (A) through (F) of Section 8(a)(ii) above, or is permitted to be incurred on the basis of Section 8(a)(i) above, then the Corporation shall, in its sole discretion, classify such item in any manner that complies with Section 8(a) and such item shall be treated as having been incurred pursuant to only one of such clauses of Section 8(a)(ii) or pursuant to Section 8(a)(i). Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or shares of Capital Stock shall not be deemed to be an incurrence of Indebtedness for purposes of this
Section 8(a).

            (iv) For purposes of this Section 8(a), in the event that the Corporation proposes to incur Indebtedness pursuant to Section 8(a)(ii)(E) hereof, the Corporation shall, simultaneously with the incurrence of such Indebtedness, deliver to the Transfer Agent a resolution of the Board of Directors set forth in an Officer's Certificate stating that the sale or sales of Capital Stock forming the basis for the incurrence of such Indebtedness (i) constitutes an investment in the Corporation and (ii) has not been made for the purpose of circumventing Section 8(a) hereof. In the event that the Corporation rescinds, reverses or unwinds such sale of Capital Stock or otherwise returns or refunds all or any portion of the net cash proceeds of such sale of Capital Stock (whether by dividend, distribution or otherwise) within 270 days of the date of the incurrence of such Indebtedness, such Indebtedness shall be deemed to be incurred on the date of, and immediately after giving effect to, such recession, reversal, unwinding, return or refund.

            (b) Merger, Consolidation or Sale of Assets. The Corporation shall not in any transaction or series of transactions consolidate with, or merge with or into any other Person (other than a merger of a Restricted Subsidiary into the Corporation in which the Corporation is the continuing corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Property or assets of the Corporation and the Restricted Subsidiaries taken as a whole, to any other Person unless:

                  (i) either (A) the Corporation is the continuing corporation or (B) the corporation (if other than the Corporation) formed by such consolidation or into which the Corporation is merged, or the Person which acquires, by sale, assignment, transfer, lease, conveyance or other disposition, all or substantially all of the Property and assets of the Corporation and the Restricted Subsidiaries taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia and the 12.75% Preferred Stock shall be converted into or exchanged for, and shall become shares of, such Surviving Entity successor, transferee or resulting Person, having in respect of such Surviving Entity the same powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereon, that the 12.75% Preferred Stock had with respect to the Corporation immediately prior to such transaction;

                  (ii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of related transactions) no Voting Rights Triggering Event shall have occurred or result therefrom; and

                  (iii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of related transactions), the Corporation (or the Surviving Entity, if the Corporation is not continuing) would (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 8(a)(i) hereof or (B) have a Total Equity Market Capitalization of at least $1.0 billion and total Indebtedness, net of cash and Cash Equivalents (as presented on the Corporation's consolidated balance sheet), in an amount less than 40% of its Total Market Capitalization.

            (c) Dividend and Other Payment Restrictions Affecting Subsidiaries. The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (i) (x) pay dividends or make any other distributions to the Corporation or any of its Restricted Subsidiaries on its Capital Stock or (y) pay any Indebtedness owed to the Corporation or any of its Restricted Subsidiaries;

           (ii) make loans or advances to the Corporation or any of its Restricted Subsidiaries;

          (iii) transfer any of its properties or assets to the Corporation or any of its Restricted Subsidiaries,except for such encumbrances or restrictions existing under or by reason of:

        (1) Existing Indebtedness as in effect on the Issue Date;

        (2) any Credit Agreement creating or evidencing Indebtedness permitted by Section 8(a)(ii)(A) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

        (3) any encumbrance or restriction pursuant to an agreement relating to an acquisition of assets or Property, so long as the encumbrances or restrictions in any agreement relate solely to the assets or Property so acquired;

        (4) this Certificate of Designation, the Series A 12.7% Preferred Stock, or the Series B 12.75% Preferred Stock;

        (5) applicable law;

        (6) customary provisions restricting subletting or assignment of any lease of the Corporation or any Restricted Subsidiary or customary provisions in certain agreements that restrict the assignment of such agreement or any rights thereunder;

        (7) purchase money obligations or Vendor Debt for property acquired in the ordinary course of business that impose restrictions of the nature described in Section 8(c)(iii) on the property so acquired;

        (8) any encumbrance or restriction relating to any Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by the Corporation or any Restricted Subsidiary (other than Indebtedness issued by such Restricted Subsidiary in connection with or in anticipation of its acquisition);

        (9) any temporary encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property and assets of, such Restricted Subsidiary;

       (10) any restriction on the sale or other disposition of assets or Property securing Indebtedness as a result of a Permitted Lien on such assets or Property; and

       (11) Refinancing Indebtedness; provided that such encumbrances or restrictions are not materially more restrictive than those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

               (d) Reports. Whether or not the Corporation is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Corporation shall file with the Commission the annual reports, quarterly reports and other documents which the Corporation would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Corporation were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Corporation would have been required to file them. The Corporation shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, (i) transmit by mail to all holders of the 12.75% Preferred Stock, as their names and addresses appear on the records of the Transfer Agent and to any Persons that request such reports in writing, without cost to such holders or Persons, and (ii) file with the Transfer Agent copies of the annual reports, quarterly reports and other documents (without exhibits) which the Corporation has filed or would have filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this covenant. In addition to the foregoing, commencing with the unaudited information for the fiscal quarter ended September 30, 1997, the Corporation will transmit by mail to Holders of the 12.75% Preferred Stock and file with the Transfer Agent within the same time periods as set forth in the second next preceding sentence, unaudited information, on an aggregate Fiber Network basis (before headquarter allocations) segmented by the calendar year in which each such Fiber Network became operational, setting forth the investment in plant, property and equipment to date, revenue, EBITDA, EBIT, access lines, fiber miles, route miles, buildings connected and voice grade equivalents; provided, however, that the Corporation shall provide such unaudited information with respect to (i) all Fiber Networks that were initially operational at any time prior to December 31, 1995 (all such Fiber Networks shall be deemed to have become operational in calendar year 1995) and (ii) all Fiber Networks that were initially operational in each succeeding calendar year (including all or any portion of the then current year); and provided, further, that the Corporation need no longer comply with the information requirements of this sentence after four consecutive fiscal quarters for which the ratio of EBITDA of the Corporation to Consolidated Interest Expense (other than dividends or distributions with respect to preferred stock or Disqualified Stock of the Corporation) of the Corporation is greater than 1.0 or after the occurrence of a Change of Control. The Corporation shall not be required to file any report or other information with the Commission if the Commission does not permit such filing.

               (e) Remedy for Non-Compliance. The sole remedy to Holders of 12.75% Preferred Stock in the event of the Corporation's failure to comply with any of the covenants described in this Section 8 and the continuation of such failure to, for 30 consecutive days after receipt of written notice thereof from the holders of 25% of the 12.75% Preferred Stock then outstanding, will be the voting rights described in Section 6 and such breach by the Corporation will not cause any action taken by the Corporation to be invalid or unauthorized under its charter documents.

               9.  Officers' Certificate

           (a) Each Officers' Certificate provided for in this Certificate of Designation shall include:

           (b) a statement that the Officers making such certificate or opinion have read such covenant or condition;

                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (c) a statement that, in the opinion of each such Officer, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

             (d) a statement as to whether or not, in the opinion of each such Officer, such condition or covenant has been satisfied.

             10.  Payment

             (a) All amounts payable in cash with respect to the 12.75% Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the City and State of New York or, at the option of the Corporation, payment of dividends (if any) may be made by check mailed to the Holders of the 12.75% Preferred Stock at their respective addresses set forth in the register of Holders of 12.75% Preferred Stock maintained by the Transfer Agent; provided that all cash payments with respect to the Global Securities (as defined below) and shares of 12.75% Preferred Stock the Holders of which have given wire transfer instructions to the Corporation shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

             (b) Any payment on the 12.75% Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

             (c) The Corporation has initially appointed the Transfer Agent to act as the "Paying Agent." The Corporation may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; provided that until the 12.75% Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the Liquidation Preference of the 12.75% Preferred Stock plus, without duplication, accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) and Additional Dividends, if any, thereon shall have been made available for payment and either paid or returned to the Corporation as provided in this Certificate of Designation, the Corporation shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of shares of 12.75% Preferred Stock for payment and exchange.

             (d) Dividends payable on the 12.75% Preferred Stock on any redemption date or repurchase date that is a Dividend Payment Date shall be paid to the Holders of record as of the immediately preceding Record Date.

             (e) All moneys and shares of 12.75% Preferred Stock deposited by the Corporation with any Paying Agent or held by the Corporation in trust for the payment of the Liquidation Preference and accumulated and unpaid dividends and Additional Dividends, if any, on the 12.75% Preferred Stock, which moneys and shares remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Corporation, and the Holder of the shares of 12.75% Preferred Stock in respect of which such moneys and shares were so deposited or held in trust shall thereafter look only to Corporation for payment thereof.

            11.  Exclusion of Other Rights

            Except as may otherwise be required by law, the shares of 12.75% Preferred Stock shall not have any powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as this Certificate of Designation may be amended from time to time) and in the Certificate of Incorporation. The shares of 12.75% Preferred Stock shall have no preemptive or subscription rights.

            12.  Conversion or Exchange

            The Holders of shares of 12.75% Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes of Capital Stock of the Corporation.

            13.  Reissuance of 12.75% Preferred Stock

            Shares of 12.75% Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock of the Corporation, including the 12.75% Preferred Stock, provided that any issuance or reissuance of such shares as 12.75% Preferred Stock must be in compliance with the terms hereof.

            14.  Headings of Subdivisions

      The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

            15.  Severability of Provisions

            If any powers, preferences and relative, participating, optional and other special rights of the 12.75% Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the 12.75% Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the 12.75% Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the 12_% Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of 12.75% Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

            16.  Form of 12.75% Preferred Stock

            (a) The 12.75% Preferred Stock shall initially be issued in the form of one or more Global Securities ("Global Securities"). The Global Securities shall be deposited on the Issue Date with, or on behalf of, The Depository Trust Corporation (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to as the "Global Security Holder").

            (b) Shares of the Series A 12.75% Preferred Stock offered and sold in reliance on Rule 144A shall be issued initially in the form of a Rule 144A Global Security (the "Rule 144A Global Security"). Shares of the Series A 12.75% Preferred Stock offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Temporary Global Security (the "Regulation S Temporary Global Security"), which shall be deposited on behalf of the purchasers with the Transfer Agent, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary. Following the termination of the 40-day Restricted Period (as defined in Rule 144A), beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in a Regulation S Permanent Global Security pursuant to the applicable procedures of the Depositary.

            (c) So long as the Global Security Holder is the registered owner of any 12.75% Preferred Stock, the Global Security Holder shall be considered the sole Holder under this Certificate of Designation of the shares of 12.75% Preferred Stock evidenced by the Global Security. Beneficial owners of shares of 12.75% Preferred Stock evidenced by the Global Security shall not be considered the owners or Holders thereof under this Certificate of Designation for any purpose.

            (d) Payments in respect of the Liquidation Preference of and accumulated and unpaid dividends and Additional Dividends, if any, on any 12.75% Preferred Stock registered in the name of the Global Security Holder on the applicable record date shall be payable by the Corporation to or at the direction of the Global Security Holder in its capacity as the registered holder under this Certificate of Designation. The Corporation may treat the persons in whose names 12.75% Preferred Stock, including, without limitation, the Global Security, are registered as the owners thereof for the purpose of receiving such payments.

            (e) Any person having a beneficial interest in a Global Security may, upon request to the Corporation, exchange such beneficial interest for 12.75% Preferred Stock in the form of registered definitive certificates (the "Certificated Securities"). Upon any such issuance, the Corporation shall register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i) the Corporation notifies the holders in writing that the Depositary is no longer willing or able to act as a depositary and the Corporation is unable to locate a qualified successor within 90 days or
(ii) the Corporation, at its option, notifies the holders in writing that it elects to cause the issuance of 12.75% Preferred Stock in the form of Certificated Securities under this Certificate of Designation, then, upon surrender by the Global Security Holder of its Global Security, 12.75% Preferred Stock in such form will be issued to each person that the Global Security Holder and the Depositary identify as being the beneficial owner of the related 12.75% Preferred Stock.

            (f) (i) Each Global Security shall bear a legend in substantially the following form:

      "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITARY TRUST Corporation SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE Corporation AND THE TRANSFER AGENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST Corporation (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (ii) In addition, the Regulation S Temporary Global Security shall bear a legend in substantially the following form:

      "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES ARE AS SPECIFIED IN THE CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF OF THE 12_% JUNIOR REDEEMABLE PREFERRED STOCK OF AMERICAN COMMUNICATIONS SERVICES, INC. DATED AS OF OCTOBER __, 1997. NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE CASH DIVIDEND PAYMENTS HEREON. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT DIVIDENDS FROM ACCRUING AND ACCUMULATING ON THIS SECURITY."

            (g) All shares of Series A 12.75% Preferred Stock (and any Global Securities evidencing the same) will bear a legend to the following effect, unless the Corporation determines otherwise in compliance with applicable law:

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION."

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE Corporation, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT) OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE Corporation SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTIONS AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."